EXHIBIT 99

         XsunX Provides Mid-Year Update to Business Development and 100
               Megawatt Thin Film Solar Cell Factory Initiatives

ALISO VIEJO, Calif., July 17, 2007 ----XsunX, Inc. (XSNX), a developer of advanced manufacturing systems and cell structures for thin film photovoltaic solar energy, today provided a mid-year update on its business development initiatives.

Solar Module Facility

The Company first announced plans to expand operations to include the manufacture of solar modules in March 2007 when it disclosed an agreement to acquire the manufacturing assets of a Massachusetts based producer of solar modules. While the Company continues to work towards a satisfactory completion of that transaction, it has also pressed forward with plans to begin manufacturing thin-film solar modules.

At the center of these plans is the April 2007 announcement of the Company's intent to build a U.S.A. based solar module facility. "We have developed a two stage plan to build out 100MW of production capacity," updated Tom Djokovich, CEO of XsunX. "At the end of this month, we expect to launch the engineering phase for the plant with system build-out beginning shortly thereafter."

The Company has designed a core 25MW turn key line that produces thin-film amorphous silicon modules on glass super-strates. Under initial production capacities, the Company anticipates marketable solar modules can be produced below $1.50 USD per watt with further reductions to cost as capacities and plant utilization increase.

In phase one, XsunX plans to install the first of the multiple lines that will make up the 100MW facility. "We are planning to begin the build out of phase two in June of 2008 with commercial module production from the phase one line beginning shortly thereafter," continued Mr. Djokovich. "We believe that this phased roll-out of production capacity will allow us to begin sales and delivery of thin-film modules rapidly while also providing us the opportunity to scale and apply revenues towards the phase two build out and the completion of the total 100MW of production."

The Company plans to complete site selection by September and has been conducting an exhaustive review of facilities and incentive plans that different states have offered. Joe Grimes, XsunX's COO, stated, "We have been reviewing approximately 20 proposals and plan to narrow our selection to two states this month. The packages we've seen offer very aggressive business incentives from local, state, and the federal government. When these incentives are applied to operational costs of our facility, we believe it creates significant advantages reducing the cost of production, adding a margin to what we believe is already a well priced and positioned product."

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Marketing and Sales

XsunX has been actively working with interested companies to provide them with turnkey manufacturing facilities based on the 25MW system planned for build out by XsunX itself. These sales are being targeted to markets where the Company feels local suppliers can provide greater market penetration. In Asia, the Company is engaged with several well financed groups, including one which has already signed a letter of intent and is working to finalize system specifications and pricing. In May 2007, XsunX announced an agreement valued at over Forty Million USD for the sale of 25 mega-watts of thin-film photovoltaic production equipment, and two product development tools specializing in the fabrication of micro-crystalline and amorphous thin-film silicon solar cells, to be delivered to Lambda Energia. In July, Lambda notified XsunX that it is working with its investors to finalize financing and facility requirements for the systems and requested an extension to its payment terms. The Company has provided Lambda with a three month payment extension and is continuing to work closely with Lambda providing technical assistance as necessary.
The announcement of the Company's expansion into module manufacturing has created an opportunity to begin developing distribution channels for its planned thin-film modules. "We have begun preparing for the launch of our commercial line of thin-film products," stated Kurt Laetz, Vice President of Global Sales and Marketing. "Based upon the results of our initial marketing efforts, we anticipate that we may be able to pre-sell most of the solar module capacity of our planned new facility." Facilities, Research and Development

In addition to the design of a turn-key 25MW thin-film amorphous silicon solar module manufacturing system, XsunX has been engaged in several development initiatives for future technologies ranging from patent pending multi-terminal solar cell designs to exploring the commercial viability of new types of plasma deposition sources.

In March of 2007, XsunX began the installation of systems designed to provide the Company with direct control and capacity to continue product development and enhancement directly in-house and with diminished dependence on third party vendors. The Company plans to begin bringing these systems on-line this month and has hired additional qualified staff to support internal engineering and R&D efforts.

Previously XsunX had conducted R&D extensively through third party vendors, but as offered by Tom Djokovich, XsunX's CEO, "We have determined that research and engineering staff that is directly aligned with and managed by our executive staff and our scientific advisory board provides a more productive environment."

Earlier this year, the Company elected a new slate of members to its Scientific Advisory Board ("SAB"). These new members provide XsunX with extensive experience in the areas of material science, plasma deposition, photovoltaic measurement and characterization, and device properties at nanometer to atomic

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length scales. The SAB has been actively engaged in both assisting and review of the Company's scientific and engineering efforts.

Recently, XsunX issued a termination for cause notice to its vendor working under a Phase 4 agreement for the development of commercially viable methods to manufacture patent pending multi-terminal solar cell devices. The decision to terminate was in part the result of an unsatisfactory review of the performance of the vendor by the newly appointed XsunX Scientific Advisory Board. The Company's 25MW system design does not incorporate the use of this multi-terminal device and XsunX does not anticipate any disruption to its current production plans from this change.

XsunX plans to bring continued product development efforts for the multi-terminal device in-house. The Company anticipates that in addition to a reduction in direct costs associated with R&D, it will also benefit from greater control over this development program.

Summary

XsunX believes that its strategy of supplying solar modules to the domestic market from its own 100MW module facility, while simultaneously continuing to market its technologies and systems to manufacturers internationally, diversifies and expands revenue opportunities.

The interest and need for both retail solar products and the production systems necessary to deliver these devices is on a global growth track that will require local demands to be met by a host of regional manufacturers. Over the past two quarters, new strategies and organizational changes have been enacted to position XsunX to best tap the sales and revenue opportunities across these broad markets. Management believes these strategies will further enhance the positive outlook for XsunX and build strong channels for sales and distribution of its products and technologies.
About XsunX

Based in Aliso Viejo, Calif., XsunX is developing and commercializing innovative new thin film photovoltaic (TFPV) solar cell technologies and manufacturing processes to service expanding global energy demands. The Company has focused its efforts on lowering the cost per watt of solar power and making solar cell technology easier to use in a wide variety of applications.

More information can be found at the Company's multi-lingual website: http://www.XsunX.com

For more information, contact Investor Relations at XsunX, Inc. (888) 797-4527

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Safe  Harbor  Statement:   Matters  discussed  in  this  press  release  contain
forward-looking   statements  within  the  meaning  of  the  Private  Securities
Litigation Reform Act of 1995. When used in this press release, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar
expressions   identify  such   forward-looking   statements.   Actual   results,
performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, product, and distributor performance, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company.